Exhibit 99.1

ORIC® Pharmaceuticals Reports First Quarter 2026 Financial Results and Operational Updates

Announced selection of rinzimetostat RP3D in combination with darolutamide for Himalayas-1 Phase 3 global registrational trial in post-abiraterone mCRPC, expected to initiate in 1H 2026

Reported rinzimetostat data in post-abiraterone mCRPC supporting potential best-in-disease profile, including a highly differentiated safety profile and landmark rPFS consistent with competitor PRC2 inhibitor and substantially better than standard of care therapies in mCRPC

Reported early rinzimetostat data in post-AR inhibitor mCRPC, demonstrating promising durability and reinforcing rinzimetostat’s potential to restore and sustain the benefit derived from AR inhibitors

Anticipate rinzimetostat program update in 2H 2026 and several enozertinib clinical updates in 2H 2026 ahead of potential initiation of a registrational trial

Cash and investments of approximately $420 million expected to provide runway into 2H 2028 and beyond anticipated primary endpoint readout from first Phase 3 trial for rinzimetostat

SOUTH SAN FRANCISCO and SAN DIEGO, CA – May 4, 2026 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and provided operational updates for the quarter ended March 31, 2026.

“The first quarter marked a pivotal step for ORIC as we selected our Phase 3 dose for rinzimetostat, reported data supporting a potential best-in-disease profile, and moved toward the initiation of Himalayas-1, our first registrational trial,” said Jacob M. Chacko, M.D., president and chief executive officer. “With a strong cash position and multiple enozertinib clinical updates expected later this year, we see a clear path to building ORIC into a multi-asset, late-stage oncology company.”

First Quarter 2026 and Other Recent Highlights

Rinzimetostat: a potent and selective allosteric inhibitor of PRC2

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Announced the selection of rinzimetostat 400 mg once daily as the Recommended Phase 3 Dose (RP3D) in combination with darolutamide for the Himalayas-1 Phase 3 global trial in post-abiraterone mCRPC.
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Reported rinzimetostat dose optimization data in post-abiraterone mCRPC supporting potential best-in-disease profile. As of the March 2026 presentation cutoff dates, rinzimetostat 400 mg once daily in combination with darolutamide demonstrated compelling safety and efficacy across multiple endpoints:

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The vast majority of treatment-related adverse events (TRAEs) were Grade 1 in severity and consistent with PRC2 and androgen receptor (AR) inhibition. A single Grade 3 TRAE was observed, and no Grade 4 or 5 AEs were attributed to rinzimetostat or darolutamide. Dose modifications were rare (one interruption and one discontinuation), with no dose reductions required.
o
With a median follow up of 4.9 months, landmark rPFS rates of 93%, 84%, and 84% at 3, 4, and 5 months, respectively, are consistent with the competitor PRC2 inhibitor currently in Phase 3 in post-abiraterone mCRPC patients and superior to available standard-of-care therapies, including Xtandi®, Jevtana®, Taxotere®, and Pluvicto®. For reference, the 5-month landmark rPFS for these approved therapies ranges from approximately 60% to 75%.
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47% of patients (7/15) achieved a PSA50 response, with 33% (5/15) confirmed.
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Impressive ctDNA reductions observed across a range of AR mutations, with 71% of patients (10/14) achieving >50% ctDNA reduction.
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Reported early rinzimetostat dose optimization data in patients with mCRPC previously treated with AR inhibitors. Rinzimetostat 400 mg once daily in combination with the AR inhibitor darolutamide demonstrated compelling landmark rPFS rates of 93%, 85%, and 85% at 3, 4, and 5 months, respectively, with a median follow-up of 4.8 months. For reference, the clinical benefit of androgen receptor pathway inhibitors in this setting is limited; for example, Zytiga® has demonstrated a median rPFS of 3.4 months.
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Presented preclinical data at AACR showing PRC2 inhibition reduces tumor adaptability and sustains the benefit derived from AR inhibition, with potential advantages of EED over EZH2 inhibition.

Enozertinib: a brain-penetrant, selective inhibitor targeting EGFR exon 20 insertion mutations and EGFR atypical mutations

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Completed enrollment in the Phase 1b trial of enozertinib as a single-agent in first-line patients with advanced NSCLC harboring EGFR exon 20 insertion mutations.
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Continue to enroll Phase 1b trial of enozertinib as a single-agent in first-line patients with advanced NSCLC harboring EGFR atypical mutations.
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Continue to enroll Phase 1b trial of enozertinib in combination with subcutaneous (SC) amivantamab in first-line patients with advanced NSCLC harboring EGFR exon 20 insertion mutations.

Anticipated Program Milestones:

ORIC anticipates the following upcoming milestones:

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Rinzimetostat in mCRPC:
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1H 2026: Initiate Himalayas-1 global Phase 3 registrational trial in post-abiraterone mCRPC
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2H 2026: Program update
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Enozertinib in NSCLC:
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2H 2026: 1L EGFR atypical monotherapy data

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2H 2026: 1L EGFR exon 20 insertion monotherapy data and combination data with SC amivantamab

First Quarter 2026 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $419.7 million as of March 31, 2026, which includes $59.9 million in net proceeds raised from healthcare specialist funds during the quarter under the ATM (at-the-market) program. The company expects its cash and investments to fund the operating plan into 2H 2028.

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R&D Expenses: Research and development (R&D) expenses were $31.4 million for the three months ended March 31, 2026, compared to $24.6 million for the three months ended March 31, 2025, an increase of $6.8 million. The increase was primarily due to an increase in external expenses related to the advancement of rinzimetostat and enozertinib, offset primarily by lower preclinical costs.

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G&A Expenses: General and administrative (G&A) expenses were $8.2 million for the three months ended March 31, 2026, relatively consistent with $8.1 million for the three months ended March 31, 2025.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) rinzimetostat, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (2) enozertinib, a brain-penetrant inhibitor targeting EGFR exon 20 insertion and EGFR atypical mutations, being developed for NSCLC. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the continued clinical development of rinzimetostat and enozertinib; the potential advantages of rinzimetostat and enozertinib; clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; statements regarding the potential best-in-disease profile of rinzimetostat; the development plans and timelines for rinzimetostat and enozertinib; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of a registrational trial; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of rinzimetostat, enozertinib or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the SEC) on May 4, 2026, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

All registered trademarks are the property of their respective owners.

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$281,932	$281,488
Prepaid expenses and other current assets	8,301	6,978
Total current assets	290,233	288,466

Long-term investments	137,779	110,762
Property and equipment, net	2,147	2,415
Other assets	6,603	7,247
Total assets	$436,762	$408,890

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,895	$3,824
Accrued liabilities	14,876	16,593
Total current liabilities	17,771	20,417

Other long-term liabilities	3,434	4,111
Total liabilities	21,205	24,528

Total stockholders' equity	415,557	384,362
Total liabilities and stockholders' equity	$436,762	$408,890

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$31,437	$24,640
General and administrative	8,182	8,078
Total operating expenses	39,619	32,718
Loss from operations	(39,619)	(32,718)

Other income, net	3,852	2,697
Net loss	$(35,767)	$(30,021)
Other comprehensive loss:
Unrealized loss on investments	(1,076)	(170)
Comprehensive loss	$(36,843)	$(30,191)
Net loss per share, basic and diluted	$(0.34)	$(0.42)
Weighted-average shares outstanding, basic and diluted	105,472,766	71,040,580